Exhibit (a)(1)(D)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

CoreSite Realty Corporation

a Maryland corporation

at

$170.00 Per Share in Cash

Pursuant to the Offer to Purchase dated November 29, 2021

by

Appleseed Merger Sub LLC

a wholly owned direct subsidiary of

Appleseed Holdco LLC

a wholly owned indirect subsidiary of

American Tower Investments LLC

a wholly owned indirect subsidiary of

American Tower Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE

AFTER 11:59 P.M., EASTERN TIME, ON DECEMBER 27, 2021,

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

November 29, 2021

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 29, 2021 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute, the “Offer”) in connection with the offer by Appleseed Merger Sub LLC, a Maryland limited liability company (“Purchaser”), and a wholly owned direct subsidiary of Appleseed Holdco LLC, a Delaware limited liability company (“Holdco”), and a wholly owned indirect subsidiary of American Tower Investments LLC (“Parent”), and a wholly owned indirect subsidiary of American Tower Corporation, a Delaware corporation (“ATC”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of CoreSite Realty Corporation, a Maryland corporation (“CoreSite”), at a price of $170.00 per Share (the “Offer Price”) without interest and subject to any applicable withholding taxes, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF CORESITE HAS UNANIMOUSLY RECOMMENDED THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish for us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $170.00 per Share without interest and subject to any applicable withholding taxes, net to you in cash.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 14, 2021 (together with any amendments or supplements thereto, the “Merger Agreement”), among Parent, Holdco, Purchaser, Appleseed OP Merger Sub LLC, a Delaware limited liability company and wholly owned direct subsidiary of Holdco (“OP Merger Sub”), CoreSite, CoreSite, L.P., a Delaware limited partnership and subsidiary of CoreSite (the “OP”), and ATC, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into CoreSite, without a vote of CoreSite’s stockholders in accordance with Section 3-106.1 of the Maryland General Corporation Law (the “MGCL”), and CoreSite will be the surviving corporation and a direct wholly-owned subsidiary of Holdco (the “Interim Surviving Entity”, and such merger, the “REIT Merger”). Substantially concurrently with the REIT Merger, OP Merger Sub will merge with and into the OP, with the OP continuing as the surviving limited partnership (the “OP Merger”). Immediately following the REIT Merger and the OP Merger, the Interim Surviving Entity will merge with and into Holdco, with Holdco continuing as the surviving limited liability company (such limited liability company, the “Surviving Entity”, and such merger, the “Holdco Merger”, and together with the REIT Merger and the OP Merger, the “Mergers”). At the effective time of the REIT Merger, each Share outstanding immediately prior to the effective time of the REIT Merger (other than (i) certain restricted shares and (ii) Shares held by Parent, Holdco, Purchaser or OP Merger Sub) will be converted into the right to receive consideration equal to the Offer Price, upon the terms and subject to the conditions set forth in the Merger Agreement. At the effective time of the OP Merger, each partnership unit issued and outstanding and held by a limited partner of the OP (excluding CoreSite) will be converted into the right to receive an amount in cash equal to the Offer Price. As a result of the REIT Merger, CoreSite would cease to be a publicly traded company and will become wholly owned by Holdco.

4. The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on December 27, 2021, unless the Offer is extended by Purchaser or earlier terminated.

5. The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 13 of the Offer to Purchase.

6. The Board of Directors of CoreSite has unanimously recommended that you accept the Offer and tender all of your shares pursuant to the Offer.

7. Tendering stockholders who are record owners of their Shares and who tender directly to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is being made to all holders of Shares. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If Purchaser becomes aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

CoreSite Realty Corporation

a Maryland corporation

at

$170.00 Per Share in Cash

Pursuant to the Offer to Purchase dated November 29, 2021

by

Appleseed Merger Sub LLC

a wholly owned direct subsidiary of

Appleseed Holdco LLC

a wholly owned indirect subsidiary of

American Tower Investments LLC

a wholly owned indirect subsidiary of

American Tower Corporation

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 29, 2021 (“Offer to Purchase”), and the related Letter of Transmittal (“Letter of Transmittal” and which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, constitute, the “Offer”), in connection with the offer by Appleseed Merger Sub LLC, a Maryland limited liability company (“Purchaser”), and a wholly owned direct subsidiary of Appleseed Holdco LLC, a Delaware limited liability company (“Holdco”), and a wholly owned indirect subsidiary of American Tower Investments LLC, a California limited liability company (“Parent”), and a wholly owned indirect subsidiary of American Tower Corporation, a Delaware corporation, to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of CoreSite Realty Corporation, a Maryland corporation, at a price of $170.00 per Share without interest and subject to any applicable withholding taxes, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Expiration Date (as defined in the Offer to Purchase).

Dated:

Signatures(s)

Please Print Name(s)

Address(es):

(Include Zip Code)

Area Code and Telephone No.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.